Exhibit 23.2

THE LAW OFFICE OF

CONRAD C. LYSIAK, P.S.

601 West First Avenue, Suite 903

Spokane, Washington 99201

(509) 624-1475

FAX: (509) 747-1770

EMAIL: cclysiak@lysiaklaw.com

CONSENT

I HEREBY CONSENT to the inclusion of my name in connection with the Form S-1 Registration Statement filed with the Securities and Exchange Commission as attorney for the registrant, Eurocan Holdings Ltd.

DATED this 10th day of November, 2011.

Yours truly,

The Law Office of Conrad C. Lysiak, P.S.

BY:	/s/ Conrad Lysiak
Conrad C. Lysiak